                               SEVERANCE AGREEMENT


       This Severance Agreement (the "Agreement") is made and entered into effective as of January 21, 1999, by and between Jack Kay (the "Executive") and Phoenix Technologies Ltd., a Delaware corporation (the "Company").

                                 R E C I T A L S

       A. The Board of Directors of the Company (the "Board") believes that it is in the best interests of the Company and its stockholders to provide the Executive with certain severance benefits should Executive's employment with the Company terminate under certain circumstances.

       B. To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Agreement by the Executive, to agree to the terms provided herein.

       C.     Certain capitalized terms used in the Agreement are defined in
Section 7 below.

                                 A G R E E M E N T

       In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:

       1. DUTIES AND SCOPE OF EMPLOYMENT. The Company currently employs Executive as President and Chief Executive Officer, as such position has been defined in terms of responsibilities and compensation as of the effective date of this Agreement. The Executive shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. During the term of the Executive's employment with the Company, the Executive shall continue to devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and the Executive shall use his best efforts to further the business of the Company and its affiliated entities.

       2. BASE COMPENSATION. The Company pays the Executive as compensation for his services a base salary at the annualized rate of $310,000.00. Such salary shall be paid periodically in accordance with normal Company payroll practices. The annual compensation specified in this Section 2, together with any increases in such compensation as the Board may direct from time to time, is referred to in this Agreement as "Base Compensation."

       3. EXECUTIVE BENEFITS. The Executive shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

       4. TERMS OF EMPLOYMENT/TERM OF AGREEMENT.

          (a) TERMS OF EMPLOYMENT. The Company and the Executive acknowledge that the Executive's employment will continue to be governed by the existing understandings, except to the extent this agreement changes the same.

          (b) TERM OF AGREEMENT. The terms of this Agreement shall terminate on the date that all obligations of the parties hereunder have been satisfied. A termination of the terms of this Agreement pursuant to this Section shall be effective for all purposes.

       5. SEVERANCE BENEFITS UPON TERMINATION OR RESIGNATION. If the Executive voluntarily resigns from the Company, or if the Company terminates the Executive's employment for any reason other than for Cause, the Executive shall be entitled to receive the following severance benefits:

a. SEVERANCE PAYMENTS. Subject to Executive entering into a Release of Claims (in a form substantially similar to the release of claims attached as Exhibit A), Executive shall be entitled to a severance payment consisting of 12 months' additional payment of $25,833.33 per month for each of the next 12 months following the date of termination (the severance payment to be made in accordance with the Company's standard payroll practices, extended by an additional six months (at the same annual rate of $310,000) if Re-employment has not commenced. For the purposes of this Agreement, "Reemployment" shall mean providing services to an entity other than the Company for remuneration based on more than twenty hours per week by the end of the Severance Benefits Period (whether such remuneration consists of cash, debt, deferred compensation, equity compensation or other valuable property or rights).

b. MEDICAL BENEFITS. The Company, at the Company's sole expense, shall provide Executive (and, if applicable, his eligible dependents) with the same level of health coverage and benefits as in effect for Executive (and, if applicable, his eligible dependents) on the day immediately preceding the day of the Executive's termination of employment (the "Company-Paid Coverage"); provided, however, that (i) Executive and each eligible dependent constitutes a qualified beneficiary, as defined in
       Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended (collectively, "Qualified Beneficiaries"); (ii) each Qualified Beneficiary elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA; and (iii) if the health coverage is no longer offered by the Company to its current employees, then the Company shall be under no obligation to continue the existing coverage for Executive (and, if applicable, his eligible dependents). Such Company-Paid Coverage shall continue in effect for each Qualified Beneficiary until the earlier of (i) the Qualified Beneficiary is no longer eligible to receive continuation coverage under COBRA, or (ii) eighteen (18) months following termination of employment pursuant to
       Section 5(a).

c. FAMILY TRAVEL EXPENSES. The company shall grant a "Travel Allowance" (TA) to the Executive (and members of his family) by paying invoices for travel expenses to unrelated third parties for said persons' travel costs and/or reimbursing the Executive for such costs which he personally pays. For purposes of this agreement, the TA shall be the sum of $25,000 for each year the executive has resided in California, plus $60,000.

d. FY 1999 EXECUTIVE BONUS. Should the Compensation Committee of the Board of Directors award the executive management with a bonus for FY 1999 performance, then the Executive shall be entitled to an amount equal to that percent granted by the compensation committee multiplied by his bonus target for FY 1999 ($165,000). The Compensation Committee, at its discretion has the right to pro-rate the amount paid by that fraction of the fiscal year in which the Executive was employed by the Company.

e. MOVING EXPENSES. The Company shall pay for moving the Executives household effects (including automobile) from California to Massachusetts, or to Arizona, except that should these household goods be split between two or more destinations, the executive shall be solely responsible for any amount over the cost for shipping all goods to just one address.

f. USE OF OFFICE EQUIPMENT. During the eighteen (18) month period following termination of employment, the Executive shall be entitled to the use of his personal computer, e-mail address, and telephone extension. However, should the Executive begin full time employment at another company, such benefits shall cease and the equipment returned to the Company.

g. STATUS OF STOCK OPTIONS. The Company hereby represents and warrants to the executive that the following stock options have been vested to him prior to this date (or will without question vest prior to June 9, 1999 whether or not the Executive is then an employee).

---------------- --------------- ------------- ----------- ------------ ------------
    Number        Option Date        Plan         Type        Price       Shares
---------------- --------------- ------------- ----------- ------------ ------------
    001606          12/12/90         87NQ          NQ         $2.3800       13,419
---------------- --------------- ------------- ----------- ------------ ------------
    B01678          12/12/90         871S          NQ         $2.3800       20,831
---------------- --------------- ------------- ----------- ------------ ------------
    000344           2/4/92          871S         ISO         $7.8750        2,886
---------------- --------------- ------------- ----------- ------------ ------------
    001018           2/4/92          871S         ISO         $7.8750       50,000
---------------- --------------- ------------- ----------- ------------ ------------
    001099           2/4/92           86          ISO         $7.8750        1,l38
---------------- --------------- ------------- ----------- ------------ ------------
    A01690           2/4/92          87NQ          NQ         $7.8750        7,147
---------------- --------------- ------------- ----------- ------------ ------------
    B01690           2/4/92          87NQ          NQ         $7.8750        2,529
---------------- --------------- ------------- ----------- ------------ ------------
    001593          11/3/93           92           NQ         $3.8750       42,000
---------------- --------------- ------------- ----------- ------------ ------------
    001570          8/10/94           92           NQ         $5.0000      100,000
---------------- --------------- ------------- ----------- ------------ ------------
    001573          8/10/94           92           NQ         $5.0000       80,000
---------------- --------------- ------------- ----------- ------------ ------------
    001609          8/10/94           94           NQ         $5.0000      200,000
---------------- --------------- ------------- ----------- ------------ ------------
    001447          8/10/94           92          ISO         $5.0000       20,000
---------------- --------------- ------------- ----------- ------------ ------------
    002822          5/13/97           94          ISO        $12.3750       15,245
---------------- --------------- ------------- ----------- ------------ ------------
    002823          5/13/97           94           NQ        $12.3750        6,630
---------------- --------------- ------------- ----------- ------------ ------------

         In addition thereto, the Company hereby represents and warranties to the Executive that so long as he is a member of the Board of Directors of the Company, he will continue to enjoy the following stock options, all of which will vest in the event of a change of control.

---------------- --------------- ------------- ----------- ------------ ------------
    Number        Option Date        Plan         Type        Price       Shares
---------------- --------------- ------------- ----------- ------------ ------------
    002822          5/13/97           94          ISO        $12.3750       18,180
---------------- --------------- ------------- ----------- ------------ ------------
    002823          5/13/97           94           NQ        $12.3750        9,945
---------------- --------------- ------------- ----------- ------------ ------------
      TBD           10/l/98                                                 50,000
---------------- --------------- ------------- ----------- ------------ ------------

h. DISABILITY; DEATH. If the Company terminates the Executive's employment as a result of the Executive's Disability or if the Executive's employment terminates due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement, except he shall be entitled to receive the benefit of the stock options vested at that time. However, Executive shall remain eligible for those severance and other benefits (if any) as may then be available under the Company's then existing severance and benefits plans and policies at the time of Executive's termination or death.

       6. COVENANTS NOT TO COMPETE AND NOT TO SOLICIT.

          (a) Upon the termination of the Executive's employment with the Company by the Company for any reason other than for cause and for a period of eighteen (18) months thereafter, Executive agrees that he shall not, on his own behalf, or as owner, manager, advisor, principal, agent, partner, consultant director, officer, stockholder or employee of any business entity, or otherwise in any territory in which the Company is actively engaged in business (i) open or operate any business which is in competition with any business of the Company, (ii) act as an employee, agent, advisor or consultant of any competitor of the Company, (iii) solicit or accept business from any of the Company's competitors, (iv) take any action to or do anything reasonably intended to divert business from the Company or influence or attempt to influence any existing customers of the Company to cease doing business with the Company or to alter its business relationship with the Company, or (v) take any action or do anything reasonably intended to influence any suppliers of the Company to cease doing business with the Company or to alter its business relationship with the Company. Executive further covenants and agrees that he will not for himself or on behalf of any other person, partnership, firm, association or corporation in any territory served by the Company, directly or indirectly solicit or accept business from any of the Company's existing customers for the purchase or sale of product or services of a like kind to those sold or provided the Company. The foregoing covenant shall not be deemed to prohibit Executive from acquiring an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

          (b) Upon the termination of the Executive's employment with the Company by the Company for any reason other than for cause and for a period of eighteen (18) months thereafter, Executive agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause any employee of the Company to leave his or her employment either for Executive or for any other entity or person.

          (c) Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

       7. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings for the purposes of this Agreement only:

          (a) CAUSE. "Cause" shall mean (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an Executive and intended to result in substantial personal enrichment of the Executive, (ii) conviction of a felony that is injurious to the Company,
(iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Executive of the Executive's obligations under Section I of this Agreement that are demonstrably will and deliberate on the Executive's part after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties.

          (b) DISABILITY. "Disability" shall mean that the Executive has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least ninety (90) days after its commencement is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

8.   SUCCESSORS.

          (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

          (b) EXECUTIVE'S SUCCESSORS. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

9.   NOTICE.

          (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address, which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by a notice of termination to the Executive given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

10.  ARBITRATION.

          (a) The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination hereof, or any of the matters herein released shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS HEREIN TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVES RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

11.  MISCELLANEOUS PROVISIONS.

          (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (b) WHOLE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any and all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof.

          (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws but not the choice of law rules of the State of California.

          (d) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11 (e) shall be void.

          (f) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

          (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

       IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                              PHOENIX TECHNOLOGIES LTD.

                                                       /s/ Ronald D. Fisher
                                                      -------------------------
                                                      By

                                                       Chairman
                                                      -------------------------
                                                      Title

EXECUTIVE:                                            [INSERT NAME OF EXECUTIVE]

                                                        /s/ Jack Kay
                                                      -------------------------
                                                      Signature

                                                            Jack Kay
                                                      -------------------------
                                                      Printed Name